Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS third QUARTER 2019 RESULTS

—Reports Earnings of $1.65 per Diluted Share—

SANTA ANA, Calif., Oct. 24, 2019 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced financial results for the third quarter ended Sept. 30, 2019.

Current Quarter Highlights

•	Total revenue of $1.7 billion, up 8 percent compared with last year
-	Closed orders up 21 percent, driven by an 89 percent increase in refinance orders
-	Average revenue per order down 6 percent, driven by a shift in the mix to lower-premium refinance transactions
•	Title Insurance and Services segment pretax margin of 16.5 percent
-	16.4 percent excluding net realized investment gains
•	Commercial revenues of $199.6 million, up 9 percent compared with last year
•	Title Insurance and Services segment investment income of $72.0 million, up 18 percent compared with last year
•	Specialty Insurance segment pretax margin of 8.5 percent
-	7.8 percent excluding net realized investment gains
•	Debt-to-capital ratio of 18.5 percent
•	Cash flow from operations of $310.6 million, compared with $230.8 million last year

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	September 30,
	2019	2018
Total revenue	$1,671.2	$1,542.2
Income before taxes	245.3	195.6

Net income	$187.2	$151.5
Net income per diluted share	1.65	1.34

Total revenue for the third quarter of 2019 was $1.7 billion, an increase of 8 percent compared with the third quarter of 2018. Net income in the current quarter was $187.2 million, or $1.65 per diluted share, compared with net income of $151.5 million, or $1.34 per diluted share, in the third quarter of 2018. Net realized investment gains in the current quarter were $1.5 million, or 1 cent per diluted share, compared with net realized investment gains of $11.1 million, or 8 cents per diluted share, last year.

“The company delivered another good quarter, as increased transactions across our businesses drove strong growth in revenue and earnings,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “In the purchase market, open order growth turned positive for the first time since early 2018, and our commercial business continued its strong performance. Lower interest rates drove substantial growth in our refinance business. Effective expense management and higher

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First American Financial Reports Third Quarter 2019 Results

investment income, coupled with the broad-based revenue growth across key markets, propelled the company’s strong financial performance this quarter.

“We are optimistic heading into the fourth quarter given current purchase and refinance order trends as well as a robust commercial pipeline. Although recent Fed funds rate reductions will impact our investment income, we expect that current business conditions and the efficiency of our operations will enable us to deliver strong financial results in the final quarter of 2019.”

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	September 30,
	2019	2018
Total revenues	$1,540.7	$1,413.8

Income before taxes	$253.6	$206.5
Pretax margin	16.5%	14.6%

Title open orders(1)	317,300	249,100
Title closed orders(1)	224,100	184,500

U.S. Commercial
Total revenues	$199.6	$183.5
Open orders	33,500	32,100
Closed orders	18,500	18,600
Average revenue per order	$10,800	$9,900
(1) U.S. direct title insurance orders only

Total revenues for the Title Insurance and Services segment during the third quarter were $1.5 billion, up 9 percent compared with the same quarter of 2018. Direct premiums and escrow fees were higher by 14 percent compared with the third quarter of 2018, driven by a 21 percent increase in closed orders and partly offset by a 6 percent decrease in the average revenue per direct title order. The decline in the average revenue per direct title order to $2,513 was due to a shift in the mix of direct orders closed to lower-premium refinance transactions, partially offset by an increase in the average revenue per direct title order from commercial transactions and higher residential real estate values. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, were up 7 percent in the current quarter as compared with last year.

Information and other revenues were $205.3 million this quarter, up $9.3 million, or 5 percent, compared with the third quarter of 2018. The increase was primarily due to growth in real estate transactions that led to higher demand for our title information products.

Investment income was $72.0 million in the third quarter, up $11.2 million, or 18 percent, benefiting from both an increase in average balances and higher short-term interest rates that led to an increase in interest income from the company’s investment portfolio and cash balances. Net realized investment gains totaled $0.5 million in the current quarter, compared with gains of $9.1 million in the third quarter of 2018.

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First American Financial Reports Third Quarter 2019 Results

Personnel costs were $447.8 million in the third quarter, up $22.2 million, or 5 percent, compared with the same quarter of 2018. This increase was primarily attributable to higher incentive compensation expense driven by improved financial results.

Other operating expenses were $218.7 million in the third quarter, an increase of $17.8 million, or 9 percent, compared with the third quarter of 2018. The increase was largely attributable to higher production-related costs driven by growth in transaction activity, and to $7.0 million in lease impairments that were primarily due to consolidation of office locations related to a previous acquisition.

The provision for policy losses and other claims was $50.5 million in the third quarter, or 4.0 percent of title premiums and escrow fees, compared with a 4.0 percent loss provision rate in the third quarter of 2018. The current quarter rate reflects an ultimate loss rate of 4.0 percent for the current policy year and no change in the loss reserve estimates for prior policy years.

Depreciation and amortization expense was $29.8 million in the third quarter, down $0.2 million compared with the same period last year.

Pretax income for the Title Insurance and Services segment was $253.6 million in the third quarter, compared with $206.5 million in the third quarter of 2018. Pretax margin was 16.5 percent in the current quarter, compared with 14.6 percent last year. Excluding the impact of net realized investment gains, the pretax margin was 16.4 percent this year, compared with 14.1 percent last year.

Specialty Insurance

($ in millions)

	Three Months Ended
	September 30,
	2019	2018
Total revenues	$129.2	$124.2

Income before taxes	$11.0	$6.2
Pretax margin	8.5%	5.0%

Total revenues for the Specialty Insurance segment were $129.2 million in the third quarter, an increase of 4 percent compared with the third quarter of 2018. The home warranty business continued to grow revenues, while holding claims expense flat. The loss ratio in both our home warranty and property and casualty businesses declined, resulting in an improved loss ratio for the segment to 60.9 percent this quarter, compared with 65.4 percent in the prior year. Pretax margin for the segment was 8.5 percent in the current quarter, compared with 5.0 percent in the third quarter of last year. Excluding the impact of net realized investment gains, the segment’s current quarter pretax margin was 7.8 percent, compared with 3.4 percent last year.

Teleconference/Webcast

First American’s third-quarter 2019 results will be discussed in more detail on Thursday, Oct. 24, 2019, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is 877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

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First American Financial Reports Third Quarter 2019 Results

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Nov. 7, 2019, by dialing 201-612-7415 and using the conference ID 13695499. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; banking, trust and wealth management services; and other related products and services. With total revenue of $5.7 billion in 2018, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2019, First American was named to the Fortune 100 Best Companies to Work For® list for the fourth consecutive year. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including data privacy laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; use of social media by the company and other parties; regulation of title insurance rates; limitations on access to public records and other data; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework; systems damage, failures, interruptions and intrusions or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; the company’s use of a global workforce; inability of the company’s subsidiaries to pay dividends or repay funds; and other factors described in the company’s

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First American Financial Reports Third Quarter 2019 Results

quarterly report on Form 10-Q for the quarter ended June 30, 2019, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including personnel and other operating expense ratios; success ratios; net operating revenues; and adjusted revenues, adjusted pretax income, adjusted earnings per share, and adjusted pretax margins for the company, its title insurance and services segment and its specialty insurance segment. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Third Quarter 2019 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in thousands, except per share amounts and title orders, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Total revenues	$1,671,196	$1,542,186	$4,473,397	$4,330,731

Income before income taxes	$245,338	$195,587	$616,505	$490,620
Income tax expense	57,171	44,126	131,263	107,896
Net income	188,167	151,461	485,242	382,724
Less: Net income (loss) attributable to noncontrolling interests	985	(19)	1,830	(123)
Net income attributable to the Company	$187,182	$151,480	$483,412	$382,847

Net income per share attributable to stockholders:
Basic	$1.65	$1.34	$4.28	$3.40
Diluted	$1.65	$1.34	$4.26	$3.38

Cash dividends declared per share	$0.42	$0.42	$1.26	$1.18

Weighted average common shares outstanding:
Basic	113,163	112,722	112,983	112,541
Diluted	113,741	113,365	113,509	113,213

Selected Title Insurance Segment Information
Title orders opened(1)	317,300	249,100	841,300	779,400
Title orders closed(1)	224,100	184,500	571,600	554,300
Paid title claims	$38,451	$41,073	$119,738	$122,429

(1) U.S. direct title insurance orders only.

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First American Financial Reports Third Quarter 2019 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in thousands, unaudited)

	September 30,	December 31,
	2019	2018
Cash and cash equivalents	$1,710,999	$1,467,129
Investments	6,553,134	6,225,520
Goodwill and other intangible assets, net	1,242,620	1,253,538
Total assets	11,804,092	10,630,635
Reserve for claim losses	1,054,724	1,042,679
Notes and contracts payable	728,332	732,019
Total stockholders’ equity	$4,242,141	$3,741,881

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First American Financial Reports Third Quarter 2019 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Three Months Ended		Title	Specialty	Corporate
September 30, 2019	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$728,610	$606,812	$121,798	$—
Agent premiums	656,154	656,154	—	—
Information and other	208,297	205,282	3,270	(255)
Net investment income	76,628	72,044	3,064	1,520
Net realized investment gains	1,507	449	1,058	—
	1,671,196	1,540,741	129,190	1,265
Expenses
Personnel costs	470,683	447,795	20,742	2,146
Premiums retained by agents	518,824	518,824	—	—
Other operating expenses	248,252	218,687	19,230	10,335
Provision for policy losses and other claims	124,683	50,519	74,164	—
Depreciation and amortization	31,719	29,822	1,859	38
Premium taxes	19,484	17,310	2,174	—
Interest	12,213	4,214	—	7,999
	1,425,858	1,287,171	118,169	20,518
Income (loss) before income taxes	$245,338	$253,570	$11,021	$(19,253)

Three Months Ended		Title	Specialty	Corporate
September 30, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$649,375	$532,769	$116,606	$—
Agent premiums	615,113	615,113	—	—
Information and other	198,680	195,963	2,981	(264)
Net investment income	67,874	60,871	2,573	4,430
Net realized investment gains	11,144	9,125	2,019	—
	1,542,186	1,413,841	124,179	4,166
Expenses
Personnel costs	449,839	425,565	19,416	4,858
Premiums retained by agents	485,621	485,621	—	—
Other operating expenses	227,670	200,932	18,705	8,033
Provision for policy losses and other claims	122,196	45,916	76,280	—
Depreciation and amortization	31,729	29,978	1,713	38
Premium taxes	18,774	16,910	1,864	—
Interest	10,770	2,380	—	8,390
	1,346,599	1,207,302	117,978	21,319
Income (loss) before income taxes	$195,587	$206,539	$6,201	$(17,153)

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First American Financial Reports Third Quarter 2019 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Nine Months Ended		Title	Specialty	Corporate
September 30, 2019	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,910,830	$1,561,926	$348,904	$—
Agent premiums	1,701,538	1,701,538	—	—
Information and other	581,858	573,150	9,490	(782)
Net investment income	236,607	213,067	8,496	15,044
Net realized investment gains	42,564	35,114	7,450	—
	4,473,397	4,084,795	374,340	14,262
Expenses
Personnel costs	1,329,322	1,251,590	60,246	17,486
Premiums retained by agents	1,344,517	1,344,517	—	—
Other operating expenses	667,047	581,455	57,284	28,308
Provision for policy losses and other claims	331,525	130,539	200,986	—
Depreciation and amortization	97,537	92,043	5,379	115
Premium taxes	50,887	44,988	5,899	—
Interest	36,057	11,271	—	24,786
	3,856,892	3,456,403	329,794	70,695
Income (loss) before income taxes	$616,505	$628,392	$44,546	$(56,433)

Nine Months Ended		Title	Specialty	Corporate
September 30, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,854,835	$1,515,537	$339,298	$—
Agent premiums	1,701,831	1,701,831	—	—
Information and other	596,090	588,079	8,807	(796)
Net investment income	167,000	154,009	7,561	5,430
Net realized investment gains	10,975	8,891	2,084	—
	4,330,731	3,968,347	357,750	4,634
Expenses
Personnel costs	1,312,455	1,246,240	57,234	8,981
Premiums retained by agents	1,341,808	1,341,808	—	—
Other operating expenses	675,085	594,164	56,184	24,737
Provision for policy losses and other claims	336,395	128,700	207,695	—
Depreciation and amortization	92,534	87,438	4,981	115
Premium taxes	51,837	46,401	5,436	—
Interest	29,997	5,031	—	24,966
	3,840,111	3,449,782	331,530	58,799
Income (loss) before income taxes	$490,620	$518,565	$26,220	$(54,165)

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First American Financial Reports Third Quarter 2019 Results

First American Financial Corporation
Reconciliation of Pretax Margins and Earnings per Diluted Share
Excluding Net Realized Investment Gains and Losses ("NRIG(L)")
(in thousands, except margin and per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Consolidated
Total revenues	$1,671,196	$1,542,186	$4,473,397	$4,330,731
Less: NRIG(L)	1,507	11,144	42,564	10,975
Total revenues excluding NRIG(L)	$1,669,689	$1,531,042	$4,430,833	$4,319,756

Pretax income	$245,338	$195,587	$616,505	$490,620
Less: NRIG(L)	1,507	11,144	42,564	10,975
Pretax income excluding NRIG(L)	$243,831	$184,443	$573,941	$479,645

Pretax margin	14.7%	12.7%	13.8%	11.3%
Less: Pretax margin impact of NRIG(L)	0.1%	0.7%	0.8%	0.2%
Pretax margin excluding NRIG(L)	14.6%	12.0%	13.0%	11.1%

Earnings per diluted share (EPS)	$1.65	$1.34	$4.26	$3.38
Less: EPS impact of NRIG(L)	0.01	0.08	0.30	0.08
EPS excluding NRIG(L)	$1.64	$1.26	$3.96	$3.30

Title Insurance and Services Segment
Total revenues	$1,540,741	$1,413,841	$4,084,795	$3,968,347
Less: NRIG(L)	449	9,125	35,114	8,891
Total revenues excluding NRIG(L)	$1,540,292	$1,404,716	$4,049,681	$3,959,456

Pretax income	$253,570	$206,539	$628,392	$518,565
Less: NRIG(L)	449	9,125	35,114	8,891
Pretax income excluding NRIG(L)	$253,121	$197,414	$593,278	$509,674

Pretax margin	16.5%	14.6%	15.4%	13.1%
Less: Pretax margin impact of NRIG(L)	0.1%	0.5%	0.8%	0.2%
Pretax margin excluding NRIG(L)	16.4%	14.1%	14.6%	12.9%

Specialty Insurance Segment
Total revenues	$129,190	$124,179	$374,340	$357,750
Less: NRIG(L)	1,058	2,019	7,450	2,084
Total revenues excluding NRIG(L)	$128,132	$122,160	$366,890	$355,666

Pretax income	$11,021	$6,201	$44,546	$26,220
Less: NRIG(L)	1,058	2,019	7,450	2,084
Pretax income excluding NRIG(L)	$9,963	$4,182	$37,096	$24,136

Pretax margin	8.5%	5.0%	11.9%	7.3%
Less: Pretax margin impact of NRIG(L)	0.7%	1.6%	1.8%	0.5%
Pretax margin excluding NRIG(L)	7.8%	3.4%	10.1%	6.8%

Note: Beginning in the first quarter of 2018, the company adopted new accounting guidance, which requires investments in equity securities to be measured at fair value, with changes in fair value recognized through net income rather than through the balance sheet as previously required. Totals may not sum due to rounding.

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First American Financial Reports Third Quarter 2019 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Total revenues	$1,540,741	$1,413,841	$4,084,795	$3,968,347
Less: Net realized investment gains	449	9,125	35,114	8,891
Net investment income	72,044	60,871	213,067	154,009
Premiums retained by agents	518,824	485,621	1,344,517	1,341,808
Net operating revenues	$949,424	$858,224	$2,492,097	$2,463,639

Personnel and other operating expenses	$666,482	$626,497	$1,833,045	$1,840,404
Ratio (% net operating revenues)	70.2%	73.0%	73.6%	74.7%
Ratio (% total revenues)	43.3%	44.3%	44.9%	46.4%

Change in net operating revenues	$91,200		$28,458
Change in personnel and other operating expenses	39,985		(7,359)
Success Ratio(1)	44%		-26%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Third Quarter 2019 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q319	Q219	Q119	Q418	Q318
Open Orders per Day
Purchase	2,108	2,251	1,907	1,611	2,067
Refinance	1,922	1,408	1,001	763	937
Refinance as % of residential orders	48%	38%	34%	32%	31%
Commercial	523	515	491	471	509
Default and other	405	454	335	368	441
Total open orders per day	4,958	4,628	3,734	3,213	3,954

Closed Orders per Day
Purchase	1,639	1,626	1,205	1,413	1,647
Refinance	1,256	854	605	603	674
Refinance as % of residential orders	43%	34%	33%	30%	29%
Commercial	289	301	271	330	295
Default and other	318	291	392	456	313
Total closed orders per day	3,502	3,072	2,474	2,802	2,929

Average Revenue per Order (ARPO)
Purchase	$2,528	$2,560	$2,430	$2,446	$2,473
Refinance	1,159	1,128	1,119	1,093	1,045
Commercial	10,791	9,356	8,960	11,153	9,886
Default and other	257	358	223	245	389

Total ARPO	$2,513	$2,620	$2,475	$2,824	$2,667

Business Days	64	64	61	63	63

(1) U.S. operations only.

Totals may not sum due to rounding.

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